Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

FirstMerit Corporation and Affiliates Employees' Salary Savings Retirement Plan
Akron, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-63101) of FirstMerit Corporation of our report dated June 24, 2016, relating to the financial statements and supplemental schedule of FirstMerit Corporation and Affiliates Employees' Salary Savings Retirement Plan which appear in this Form 11-K for the years ended December 31, 2014 and 2015.

/s/ BDO USA, LLP
Akron, Ohio

June 24, 2016